EXHIBIT 10u3

                        AMENDMENT TO SEVERANCE AGREEMENT

                  This AMENDMENT effective as of January 1, 1995 to the Severance Agreement (the "Agreement") dated as of January 2, 1991 between AMERICAN BRANDS, INC., a Delaware corporation (the "Company"), and GILBERT L. KLEMANN, II (the "Executive")

                  WHEREAS, the Company and the Executive entered into the Agreement in order to provide severance benefits in the event of termination of employment of the Executive under certain circumstances; and

                  WHEREAS, the Company and the Executive desire to amend the Agreement as set forth herein;

                  NOW, THEREFORE, in consideration of the premises and to further assure the retention of the Executive in the employ of the Company after the date of this Amendment to Severance Agreement, the parties hereto do hereby agree that Section 2(b)(ii)(A)(3) of the Agreement is hereby amended as follows:

                  "(3) the greater of the amount that was allocated to the Executive's account under the Profit-Sharing Plan of American Brands, Inc. (the "Profit-Sharing Plan"), including the Company 401(k) matching contribution thereto, the profit-sharing provisions of the Supplemental Retirement Plan of American Brands, Inc. (the "Supplemental Plan"), including the Company matching award related to the supplemental tax deferred amounts therein, and any other defined contribution plan of the Company or an affiliate thereof for 1991 and the amount that would have been required to be so allocated to him for the year immediately preceding the year in which the Termination Date occurs, multiplied by . . ."

                  IN WITNESS WHEREOF, the Company has caused this Amendment to Severance Agreement to be signed by its officer thereunto duly authorized and its seal to be hereunto affixed and attested and the Executive has hereunto set his hand as of the 28th day of November, 1994.

                                                   AMERICAN BRANDS, INC.

                                                   By  Steven C. Mendenhall
                                                       --------------------
(Corporate Seal)                                       Steven C. Mendenhall
                                                       Vice President and Chief
ATTEST:                                                Administrative Officer

Louis F. Fernous, Jr.
---------------------
Secretary

                                                   Gilbert L. Klemann, II
                                                   ----------------------
                                                   GILBERT L. KLEMANN, II





NY2:32620.02